                                                                Exhibit 99(a)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                           FOODBRANDS AMERICA, INC.

  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, $.01 par value per share (the "Shares"), of Foodbrands America, Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand or overnight courier, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase, dated April 1, 1997 (the "Offer to Purchase").

                       The Depositary for the Offer is:

                             THE BANK OF NEW YORK

         By Mail:          Facsimile Transmission:      By Hand or Overnight
                                (for Eligible                 Courier:
                              Institutions Only)
                                (212) 815-6213

    Tender & Exchange                                    Tender & Exchange
        Department                                           Department
      P.O. Box 11248                                     101 Barclay Street
  Church Street Station                                 Receive and Deliver
New York, New York 10286-                                      Window
           1248                                       New York, New York 10286

                          For Confirmation Telephone:
                                (800) 507-9357

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to IBP Sub, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares: ___________________                   SIGN HERE

                                          Name(s):
Certificate No(s) (if available):         _____________________________________
_____________________________________     _____________________________________
_____________________________________                (Please Print)

                                          Address: ____________________________
If Securities will be tendered by         _____________________________________
book-entry transfer: ________________                                (Zip Code)

                                          Area Code and Telephone No:
Name of Tendering Institution:            _____________________________________
_____________________________________     Signature(s): _______________________

                                          _____________________________________

Account No.: _____________________ at
                                   GUARANTEE
[_] The Depository Trust Company
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

[_] Philadelphia Depository Trust
Company
  The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof), and any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm: _______________________     Title: ______________________________
_____________________________________     Name: _______________________________
       (Authorized Signature)                    (Please Print or Type)
Address: ____________________________     Area Code and Telephone No.: ________

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL

Date: ________________________ , 1997

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